UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 24, 2013

Rosetta Stone Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34283	043837082
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209

(Address of principal executive offices, including zip code)

800-788-0822

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.             Regulation FD Disclosure.

Attached hereto as Exhibit 99.2 is certain financial information about Lexia Learning Systems, Inc., a Massachusetts corporation (“Lexia”), which is being acquired as described below. The foregoing description of such financial information is qualified in its entirety by reference to Exhibit 99.2 hereto, which is hereby incorporated herein by reference. This information is not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any registration statements filed under the Securities Act of 1933, as amended.

Item 8.01.             Other Events.

On July 24, 2013, Rosetta Stone Ltd. (“Rosetta Stone), a wholly-owned subsidiary of Rosetta Stone Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Agreement”) with Emerson Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Rosetta Stone (the “Merger Subsidiary”), Lexia , and Robert B. Lemire, solely in his capacity as agent for the stockholders of Lexia.  Pursuant to the Agreement, Rosetta Stone agreed to acquire all of the outstanding shares of Lexia for approximately $22.5 million (the “Purchase Price”) through the merger of Lexia with the Merger Subsidiary, upon which time, the separate corporate existence of the Merger Subsidiary would cease and Lexia would continue as the surviving corporation and become a wholly-owned subsidiary of Rosetta Stone.  On July 25, 2013, the Company issued a joint press release announcing Rosetta Stone’s entry into the Agreement and the consummation of the transactions contemplated under the Agreement.  A copy of the joint press release is attached as Exhibit 99.1 hereto.  The foregoing description of the press release is qualified in its entirety by reference to the complete text of the press release furnished as Exhibit 99.1 hereto, which is hereby incorporated herein by reference.

Item 9.01.             Exhibits.

(d)           Exhibits.

99.1        Joint Press Release dated July 25, 2013.

99.2        Investor slides dated July 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2013

	By:	/s/ Michael C. Wu
		Name:	Michael C. Wu
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint Press Release dated July 25, 2013.
99.2	Investor slides dated July 25, 2013.